UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
January 3, 2006 (December 30, 2005)
America Service Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-23340	51-0332317

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

105 Westpark Drive, Suite 200, Brentwood, Tennessee	37027

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 373-3100
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
          On December 30, 2005, the registrant’s wholly owned subsidiary, Prison Health Services, Inc. (“PHS”), entered into a contract with the Florida Department of Corrections pursuant to which PHS shall provide comprehensive and medically necessary medical, dental and mental health care services with related pharmacy services (including provision of pharmaceuticals) on a capitation basis to the Florida Department of Corrections’ inmates located in all of its Region IV facilities. The contract term begins on January 1, 2006 and ends on December 31, 2010. The Florida Department of Corrections has the option to renew the contract for one additional five (5) year period. The contract can be terminated by either party, without cause, upon 90 days’ notification. The facilities in Region IV include major institutions located in South Florida as well as certain ancillary facilities. It is currently expected that revenues from this contract may exceed 10% of the registrant’s consolidated revenues.
          For further information, please see the contract between PHS and the Florida Department of Corrections, which is filed as an exhibit to this report.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits
(c)	Exhibits.
10.1	Contract dated December 30, 2005 between Prison Health Services, Inc., a Delaware corporation, and the Florida Department of Corrections.

Signatures
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA SERVICE GROUP INC.
Date: January 3, 2006	By:	/s/ Michael Taylor
Michael Taylor
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX
10.1      Contract dated December 30, 2005 between Prison Health Services, Inc., a Delaware corporation, and the Florida Department of Corrections.